Exhibit 10.2

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

ULTRA CLEAN HOLDINGS, INC.

and certain of its Subsidiaries

in favor of

BARCLAYS BANK PLC,
as Administrative Agent

Dated as of August 27, 2018

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1
1.1 Terms Defined in the Credit Agreement	1
1.2 Terms Defined in the UCC	1
1.3 Definitions of Certain Terms Used Herein	2
1.4 Rules of Construction	6
ARTICLE II GUARANTEE	6
2.1 Guarantee	6
2.2 Right of Contribution	7
2.3 No Subrogation	7
2.4 Amendments, etc. with respect to the Primary Obligations	8
2.5 Guarantee Absolute and Unconditional	8
2.6 Reinstatement	9
2.7 Payments	9
ARTICLE III GRANT OF SECURITY INTEREST	9
ARTICLE IV REPRESENTATIONS AND WARRANTIES	10
4.1 Title, Perfection and Priority	10
4.2 Type and Jurisdiction of Organization; Organizational and Identification Numbers	11
4.3 Principal Location	11
4.4 [Reserved]	11
4.5 [Reserved]	11
4.6 Exact Names	11
4.7 [Reserved]	11
4.8 Accounts and Chattel Paper	11
4.9 [Reserved]	11
4.10 Intellectual Property	11
4.11 Filing Requirements	12
4.12 No Financing Statements, Security Agreements	12
4.13 Pledged Collateral	12
ARTICLE V COVENANTS	13
5.1 General	13
5.2 [Reserved]	14
5.3 [Reserved]	14
5.4 Delivery of Instruments, Securities, Chattel Paper and Documents	14
5.5 Uncertificated Pledged Collateral	14

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5.6 Pledged Collateral	14
5.7 Intellectual Property	15
5.8 Commercial Tort Claims	16
5.9 [Reserved]	16
5.10 Federal, State or Municipal Claims	16
5.11 No Interference	16
5.12 Insurance	16
5.13 Change of Name	17
5.14 Excluded Perfection Actions; Administrative Agent Authority	17
ARTICLE VI EVENTS OF DEFAULT AND REMEDIES	17
6.1 Remedies	17
6.2 Grantor’s Obligations Upon Event of Default	19
6.3 Grant of Intellectual Property License	19
6.4 [Reserved]	19
6.5 Proceeds to be Turned Over or Received by the Administrative Agent	19
6.6 Application of Proceeds.	20
ARTICLE VII ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY	20
7.1 Account Verification	20
7.2 Authorization for Administrative Agent to Take Certain Action	20
7.3 Proxy	21
7.4 Nature of Appointment; Limitation of Duty	21
ARTICLE VIII GENERAL PROVISIONS	22
8.1 Waivers	22
8.2 Limitation on Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral	22
8.3 Compromises and Collection of Collateral	23
8.4 Secured Party Performance of Debtor Obligations.	23
8.5 Specific Performance of Certain Covenants	23
8.6 Dispositions Not Authorized	23
8.7 No Waiver; Amendments; Cumulative Remedies	23
8.8 Limitation by Law; Severability of Provisions	24
8.9 Reinstatement	24
8.10 Benefit of Agreement	24
8.11 Survival of Representations	24
8.12 Expenses	24
8.13 Headings	24
8.14 Termination	25

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8.15 Entire Agreement	25
8.16 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	25
8.17 WAIVER OF JURY TRIAL	25
8.18 Indemnity	25
8.19 Counterparts	26
8.20 Severability	26
8.21 INTERCREDITOR MATTERS	26
8.22 Additional Grantors	26
8.23 Releases	27
ARTICLE IX NOTICES	27
9.1 Sending Notices	27
9.2 Change in Address for Notices	27
ARTICLE X THE ADMINISTRATIVE AGENT	27

Exhibits

Exhibit A	Form of Perfection Certificate
Exhibit B	Form of Additional Collateral Amendment
Exhibit C	Form of Assumption Agreement
Exhibit D	Form of Intellectual Property Security Agreement

iii

GUARANTEE AND COLLATERAL AGREEMENT

THIS GUARANTEE AND COLLATERAL AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of August 27, 2018 by and among ULTRA CLEAN HOLDINGS, INC., a Delaware corporation (the “Parent Borrower”), certain of its Subsidiaries signatories hereto or that become party hereto in accordance with Section 8.22 hereof (the Parent Borrower and each such Subsidiary a “Grantor”, and collectively, the “Grantors”) and BARCLAYS BANK PLC, as administrative agent (together with its successors, in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of August 27, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Parent Borrower, the Subsidiary Borrowers (as defined therein) from time to time parties thereto, the Lenders and the Administrative Agent.

PRELIMINARY STATEMENT

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, certain of the Lender Counterparties may enter into Specified Cash Management Agreements and Specified Swap Agreements with the Parent Borrower and certain of its Subsidiaries from time to time;

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and from the Specified Cash Management Agreements and the Specified Swap Agreements; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders and the Lender Counterparties to make their respective extensions of credit or services to the Borrowers, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I
DEFINITIONS

1.1               Terms Defined in the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2               Terms Defined in the UCC. Terms defined in the UCC (as defined herein) which are not otherwise defined in this Agreement are used herein as defined in the UCC.

1.3               Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Additional Collateral Amendment” means an amendment to this Agreement substantially in the form of Exhibit B.

“Applicable Intercreditor Agreement” means, with respect to any Collateral, any intercreditor agreement governing the rights and remedies of any Secured Party with respect to such Collateral executed and delivered by the Administrative Agent pursuant to and in accordance with the Credit Agreement.

“Accounts” has the meaning set forth in Article 9 of the UCC.

“After-Acquired Registered Intellectual Property” has the meaning set forth in Section 4.1.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Chattel Paper” has the meaning set forth in Article 9 of the UCC.

“Collateral” has the meaning set forth in Article III.

“Commercial Tort Claims” has the meaning set forth in Article 9 of the UCC.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright and copyright registrations; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Accounts” has the meaning set forth in Article 9 of the UCC.

“Discharge of Obligations” has the meaning set forth in Section 2.1(d).

“Documents” has the meaning set forth in Article 9 of the UCC.

“Equipment” has the meaning set forth in Article 9 of the UCC.

“Excluded Accounts” means payroll accounts, escrow accounts, employee wage and benefit accounts, accounts used solely for making payments in respect of withholding taxes, fiduciary or trust accounts or other accounts that any Grantor may hold in trust for others.

“Excluded Perfection Actions” means, as to any Person or any of its property or assets, collectively, (i) any filings or other action in any jurisdiction outside of the United States, or required by the applicable laws of any jurisdiction outside of the United States to create or perfect any security interest in such assets located or titled outside the United States, including any intellectual property registered in any jurisdiction outside the United States, (ii) the execution and delivery of any control agreements or other control or similar arrangements with respect to with respect to any deposit account, securities account or commodities account, (iii) obtaining landlord waivers, estoppels or collateral access letters, (iv) any notices to be sent to account debtors or other contractual third parties (other than during the continuance of an Event of Default); and (v) the execution and delivery of any security documents governed by the laws of a jurisdiction other than United States or any state thereof or the District of Columbia.

“Excluded Property” means, collectively, (i)(x) any fee-owned real property not constituting Material Real Property and (y) any leasehold interests in real property (for the avoidance of doubt, Fixtures shall not be Excluded Property), (ii) any motor vehicles or other assets subject to certificates of title except to the extent a security interest in such assets may be perfected by filing a UCC financing statement, (iii) letter of credit rights except to the extent a security interest in such assets may be perfected by filing a UCC financing statement, (iv) Commercial Tort Claims not constituting Material Commercial Tort Claims, (v) any property to the extent a security interest therein is prohibited by any Requirement of Law, requires a consent not obtained of any Governmental Authority (including, without limitation, such property in the form of (x) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby and (y) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal United States law) or is prohibited by, or constitutes a breach or default under or results in the termination of (or creates a right of termination in favor of any other party thereto) or requires any consent (other than consent of the Parent Borrower or any of its Restricted Subsidiaries) not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property (other than any of the foregoing issued by the Parent Borrower or any of its Restricted Subsidiaries), any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (vi) assets that are subject to a purchase money Lien, capital lease or similar arrangement permitted under the Credit Agreement to the extent the documents relating to such purchase money Lien, capital lease or similar arrangement do not permit such assets to be subject to the security interests created hereby, (vii) Excluded Accounts, (viii) any Investment Property consisting of (x) Voting Stock of a CFC or CFC Holding Company that is in excess of 65% of the total outstanding Voting Stock of such CFC or CFC Holding Company, (y) Capital Stock of any Subsidiary described in clauses (b), (d), (e), (f) and (i) of the definition of Excluded Subsidiary or (z) Capital Stock in a public company to the extent the grant thereof, after giving effect to applicable safe-harbors and other exceptions, would violate applicable United States margin regulations, (ix) those assets as to which Administrative Agent and the Parent Borrower reasonably agree in writing that the cost of obtaining such a security interest or perfection thereof is excessive in relation to the benefit to the Lenders of the security to be afforded thereby and (x) assets to the extent a security interest in such assets in favor of the Secured Parties would reasonably be expected to result in material adverse tax consequences (including, without limitation, as a result of the operation of Sections 956 and 957 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Parent Borrower with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed)); provided that the Parent Borrower in its sole discretion may elect to exclude any property from the definition of Excluded Property; provided further that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in any of clauses (i) through (x) above (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in any of clauses (i) through (x) above).

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Fixtures” has the meaning set forth in Article 9 of the UCC.

“General Intangibles” has the meaning set forth in Article 9 of the UCC.

“Goods” has the meaning set forth in Article 9 of the UCC.

“Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which arise under or in connection with this Agreement (including, without limitation, Article II) or any other Loan Document, whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document); provided that in no event shall the Guarantor Obligations of a Guarantor include any Excluded Swap Obligations of such Guarantor.

“Guarantors” means the Grantors; provided that each Grantor shall be considered a Guarantor only with respect to the Primary Obligations of any other Loan Party.

“Instruments” has the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means that certain Global Intercompany Note dated as of the Closing Date among the Parent Borrower and the Subsidiaries of the Parent Borrower party thereto from time to time, as amended, supplemented or otherwise modified in writing from time to time.

“Inventory” has the meaning set forth in Article 9 of the UCC.

“Investment Property” has the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” has the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Material Commercial Tort Claim” means any Commercial Tort Claim with a potential value in excess of $5,000,000.

“Material Instrument” means any Instrument with respect to which the aggregate amount payable thereunder exceeds $5,000,000.

“Obligations” means, with respect to any Grantor, the collective reference to its Primary Obligations and its Guarantor Obligations.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, reexaminations, divisionals, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Perfection Certificate” means the Perfection Certificate, dated as of the Closing Date, executed and delivered by the Parent Borrower, substantially in the form of Exhibit A, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement and the other Loan Documents.

“Pledged Chattel Paper” means all Chattel Paper, but only to the extent not constituting Excluded Property.

“Pledged Collateral” means the Intercompany Note, all Instruments, Securities and other Investment Property of the Grantors (constituting Collateral), whether or not physically delivered to the Administrative Agent pursuant to this Agreement.

“Primary Obligations” means, with respect to any Loan Party, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of such Loan Party to the Administrative Agent or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Documents (other than this Agreement) or any other document made, delivered or given in connection herewith or therewith (other than this Agreement), whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent or to any other Secured Party that are required to be paid by such Loan Party pursuant to the terms of any of the foregoing agreements) or otherwise; provided that in no event shall the Primary Obligations of a Loan Party include any Excluded Swap Obligations of such Loan Party.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property and all collections thereon or distributions or payments with respect thereto.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Requirement of Law” means as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Parties” means the collective reference to the Administrative Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender and any Swingline Lender in its capacity as Swingline Lender) and any Lender Counterparties.

“Securities Account” has the meaning set forth in Article 8 of the UCC.

“Securities Intermediary” has the meaning set forth in Article 8 of the UCC.

“Security” has the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive Capital Stock and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Capital Stock.

“Supporting Obligations” has the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, trade styles, Internet domain names, social media identifiers and all other sources of commercial indicia and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Lender’s Lien on any Collateral.

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even where the right so to vote has been suspended by the happening of such a contingency.

1.4               Rules of Construction. The rules of construction and interpretation specified in Section 1.2 of the Credit Agreement shall apply with like effect to this Agreement.

ARTICLE II
GUARANTEE

2.1               Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations of the Loan Parties.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor (other than the Parent Borrower) hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Primary Obligations of the Loan Parties may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guarantee contained in this Article II shall remain in full force and effect until all the Primary Obligations of the Loan Parties (other than (x) indemnification or reimbursement obligations under Section 2.18, 2.19(a), 2.19(d) or 2.20 for which the applicable Borrower has not been notified and contingent indemnification obligations not asserted, (y) obligations with respect to Letters of Credit that are cash collateralized or backstopped on terms reasonably satisfactory to the applicable Issuing Lender and (y) obligations under or in respect of Specified Swap Agreements or Specified Cash Management Agreements) shall have been satisfied by payment in full and the Commitments shall be terminated (the “Discharge of Obligations”), notwithstanding that from time to time during the term of the Credit Agreement the Loan Parties may be free from any Primary Obligations.

(e) No payment made by any Borrower, any other Loan Party or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower, any other Loan Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Primary Obligations of the Loan Parties or any payment received or collected from such Guarantor in respect of the Primary Obligations of the Loan Parties), remain liable for the Primary Obligations of the Loan Parties up to the maximum liability of such Guarantor hereunder until the Discharge of Obligations.

2.2               Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3               No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Borrower, any other Loan Party or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Primary Obligations of the Loan Parties, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower, any other Loan Party or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until the Discharge of Obligations. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Discharge of Obligations, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Primary Obligations of the Loan Parties, in such order as set forth in Section 6.6.

2.4               Amendments, etc. with respect to the Primary Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Primary Obligations of the Loan Parties made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Primary Obligations of the Loan Parties continued, and the Primary Obligations of the Loan Parties, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents, the Specified Cash Management Agreements, the Specified Swap Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders all of the Lenders, or any applicable Lender Counterparties, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Primary Obligations of the Loan Parties may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Primary Obligations of the Loan Parties or for the guarantee contained in this Article II or any property subject thereto.

2.5               Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations of the Loan Parties and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Primary Obligations of the Loan Parties, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article; and all dealings between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower, any other Loan Party or any of the Guarantors with respect to the Primary Obligations of the Loan Parties. Each Guarantor understands and agrees that the guarantee contained in this Article II shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Primary Obligations of the Loan Parties or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower, any other Loan Party or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower, any other Loan Party or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties for the Primary Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Loan Party, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations of the Loan Parties or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Loan Party, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6               Reinstatement. The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Primary Obligations of the Loan Parties is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower, any other Loan Party or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower, any other Loan Party or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7               Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office or such other office designated by the Administrative Agent in writing.

ARTICLE III
GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Grantor’s Obligations, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(a)                all Accounts;

(b)                all Chattel Paper;

(c)                all Deposit Accounts;

(d)                all Documents (other than title documents with respect to Vehicles);

(e)                all Equipment;

(f)                 all Fixtures;

(g)                all General Intangibles;

(h)                all Goods;

(i)                 all Instruments;

(j)                 all Intellectual Property;

(k)                all Inventory;

(l)                 all Investment Property;

(m)              all cash or cash equivalents;

(n)                all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(o)                all Commercial Tort Claims;

(p)                all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

(q)                all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(r)                 all books and records pertaining to the Collateral; and

(s)                 to the extent not otherwise included in the foregoing, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Agreement or the other Loan Documents, no Excluded Property shall constitute Collateral under this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

4.1               Title, Perfection and Priority. Such Grantor has good title and good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 5.1(e), and has full corporate or similar organizational power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. With respect to each Grantor party hereto on the Closing Date, when financing statements naming such Grantor as debtor and the Administrative Agent as secured party and providing a description of the Collateral with respect to which such Grantor has purported to grant a security interest hereunder have been filed in the appropriate offices against such Grantor in the locations listed on Schedule 4.19(a) of the Credit Agreement, the Administrative Agent will have a fully perfected first priority security interest, subject only to Permitted Liens, in that Collateral of the Grantor in which a security interest may be perfected by filing of an initial financing statement in the appropriate office against such Grantor; provided that the filing of this Agreement (or a short form Intellectual Property security agreement substantially in the form of Exhibit D) with the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect the security interest of the Administrative Agent in respect of any registered or applied for Patents, Trademarks and Copyrights (i) owned by or exclusively licensed to such Grantor as of the date hereof or (ii) acquired or created by, or exclusively licensed to, such Grantor after the date hereof (such registered and applied for Patents, Trademarks and Copyrights described in this clause (ii), the “After-Acquired Registered Intellectual Property”). When, subject to the terms of the Applicable Intercreditor Agreement (if any), the Pledged Collateral is delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will have a fully perfected first priority security interest in such Pledged Collateral.

4.2               Type and Jurisdiction of Organization; Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number, in each case as of the Closing Date, are set forth on Schedule 1 of the Perfection Certificate.

4.3               Principal Location. Such Grantor’s mailing address, and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), in each case as of the Closing Date, are disclosed on Schedule 2 of the Perfection Certificate.

4.4               [Reserved].

4.5               [Reserved].

4.6               Exact Names. Such Grantor’s name in which it has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the Closing Date. As of the Closing Date such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition, other than in connection with the Closing Date Acquisition or as provided on Schedule 1(b) of the Perfection Certificate.

4.7               [Reserved].

4.8               Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto.

4.9               [Reserved].

4.10           Intellectual Property. Schedule 6 of the Perfection Certificate sets forth a true and complete list of (i) each registered or applied for Patent, Trademark or Copyright owned by each Grantor as of the Closing Date and (ii) all Licenses under which a Grantor is an exclusive licensee of a registered or applied for Copyright. All Intellectual Property listed on Schedule 6 of the Perfection Certificate is subsisting and unexpired, and to the actual knowledge of such Grantor, valid and enforceable. This Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Schedule 6 of the Perfection Certificate and this Agreement (or a short form Intellectual Property security agreement substantially in the form of Exhibit D) with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the Administrative Agent, on such Grantor’s Patents, Trademarks and Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor, and all action necessary or reasonably advisable to protect and perfect the Administrative Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

4.11           Filing Requirements. As of the Closing Date, none of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by such Grantor and described in Schedule 6 of the Perfection Certificate.

4.12           No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) in respect of the Permitted Liens.

4.13           Pledged Collateral. (a) With respect to the Pledged Collateral, (x) Schedule 4 of the Perfection Certificate sets forth a complete and accurate list of all Capital Stock constituting Pledged Collateral owned by such Grantor as of the Closing Date and (y) Schedule 5 of the Perfection Certificate sets forth a complete and accurate list of all Material Instruments and Material Chattel Paper, in each case constituting Pledged Collateral owned by such Grantor as of the Closing Date. As of the Closing Date, such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on the Schedules to the Perfection Certificate as being owned by it, free and clear of any Liens, except for (i) the security interest granted to the Administrative Agent for the benefit of the Lenders hereunder and (ii) the Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting Capital Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued and are fully paid and non-assessable, (ii) no interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Collateral shall be represented by a certificate unless (x) the limited liability company agreement or partnership or limited partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, (y) such certificate bears a legend indicating such interest represented thereby is such a “security” and (z) such certificate shall have been delivered to the Administrative Agent in accordance with the terms of this Agreement and (iii) all Pledged Collateral which represents Indebtedness owed to such Grantor, to the actual knowledge of such Grantor, has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer.

(b)                In addition, (i) to the actual knowledge of such Grantor, none of the Pledged Collateral owned by it has been issued or transferred in material violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) as of the Closing Date there are existing no options, warrants, calls or commitments of any character whatsoever (A) relating to such Pledged Collateral or (B) which obligate the issuer of any Capital Stock included in the Pledged Collateral that is a direct or indirect subsidiary of the Parent Borrower to issue additional Capital Stock, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except (x) the filing of financing statements with respect to any Pledged Collateral that is an uncertificated security or (y) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)                As of the Closing Date, except as set forth in Schedule 4 of the Perfection Certificate, such Grantor owns 100% of the issued and outstanding Capital Stock which constitutes Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE V
COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated, each Grantor agrees that:

5.1               General.

(a) Collateral Records. Such Grantor will maintain books and records with respect to the Collateral owned by it that are complete and accurate in all material respects in accordance with the Credit Agreement

(b)                Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions (other than Excluded Perfection Actions) as may from time to time be reasonably requested by the Administrative Agent in order to maintain a perfected first priority security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as “all assets of the Grantor” or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon written request. The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(c)                Further Assurances; Perfection Certificate Updates. Such Grantor will furnish to the Administrative Agent supplements to the Perfection Certificate identifying and describing the Collateral owned by it, in each case as required pursuant to Sections 6.2 and 6.10 of the Credit Agreement. Such Grantor also agrees to take any and all actions reasonably necessary to perfect the Administrative Agent’s security interest in the Collateral as required pursuant to Section 6.10 of the Credit Agreement and to defend title to the Collateral against all Persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted under the Credit Agreement.

(d)                Disposition of Collateral. Such Grantor will not Dispose of the Collateral owned by it except for Dispositions permitted pursuant to Section 7.5 of the Credit Agreement.

(e)                Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except for Liens otherwise permitted by the Credit Agreement.

(f)                 Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (ii) in respect of Permitted Liens. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Administrative Agent as secured party without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

5.2               [Reserved].

5.3               [Reserved].

5.4               Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) subject to the last paragraph of Section 5.1 of the Credit Agreement, deliver to the Administrative Agent immediately upon execution of this Agreement (or such later date as permitted under the Credit Agreement) the originals of all certificated Securities and all Material Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any such certificated Securities and Material Instruments constituting Collateral, (c) upon the Administrative Agent’s written request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral with a value in excess of $5,000,000 and (d) promptly upon the Administrative Agent’s written request, deliver to the Administrative Agent a duly executed Additional Collateral Amendment, pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Additional Collateral Amendment to this Agreement and agrees that all additional Collateral owned by it set forth in such Additional Collateral Amendments shall be considered to be part of the Collateral.

5.5               Uncertificated Pledged Collateral. Upon the written request of the Administrative Agent, such Grantor will from time to time cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Agreement. With respect to any Pledged Collateral owned by it, upon the written request of the Administrative Agent, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, giving the Administrative Agent Control.

5.6               Pledged Collateral. (a) Issuance of Additional Securities. Except as permitted by the Credit Agreement, such Grantor will not permit or suffer the issuer of any Capital Stock constituting Pledged Collateral owned by it to issue additional Capital Stock, any right to receive the same or any right to receive earnings, except to such Grantor.

(b)                Registration of Pledged Collateral. After the occurrence and during the continuation of any Event of Default, such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Administrative Agent.

(c)                Exercise of Rights in Pledged Collateral.

(i)                 Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral.

(ii)               Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Capital Stock or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii)             Unless an Event of Default shall have occurred and be continuing, such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement. If an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, the Administrative Agent shall have the right to receive all such cash dividends, interest, payments and other Proceeds paid in respect of the Pledged Collateral.

5.7               Intellectual Property. (a) Such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any material License held by such Grantor and to enforce the security interests granted hereunder.

(b)                Such Grantor shall notify the Administrative Agent promptly if it has actual knowledge that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c)                If such Grantor obtains an ownership or other interest in any After-Acquired Registered Intellectual Property, any such Intellectual Property shall automatically constitute Collateral and shall be subject to the security interest created by this Agreement, and such Grantor shall, prior to or concurrently with the next delivery of any financial statements pursuant to Section 6.1(a) or 6.1(b) of the Credit Agreement, execute and deliver an appropriate short form Intellectual Property security agreement or agreements substantially in the form of Exhibit D, and shall make any necessary or reasonably desirable recordations of such short form Intellectual Property security agreements with the United States Patent and Trademark Office (no later than 90 days after execution of same), the United States Copyright Office (no later than 30 days after execution of same) or any similar office or agency, as appropriate.

(d)                Such Grantor shall take all actions necessary or reasonably requested by the Administrative Agent to maintain and pursue each material application, to obtain the relevant registration and to maintain the registration of each of its material Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(e)                Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of the business or operations of the Borrowers and the Grantors taken as a whole, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent shall reasonably deem appropriate under the circumstances to protect any Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5.8. Such Grantor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to such Grantor’s business may become prematurely invalidated or dedicated to the public. Such Grantor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark that is material to such Grantor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

5.8               Commercial Tort Claims. Such Grantor shall promptly, and in any event within 30 days after the same is acquired by it, notify the Administrative Agent of any Material Commercial Tort Claim acquired by it and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an Additional Collateral Amendment granting to Administrative Agent a first priority security interest in such commercial tort claim.

5.9               [Reserved].

5.10           Federal, State or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claim with a value in excess of $5,000,000 against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

5.11           No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

5.12           Insurance. (a) Subject to the terms of the Applicable Intercreditor Agreement (if any), all insurance policies covering liability or physical loss or damage to property required under Section 6.5 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Secured Parties) as an additional insured or as a lender loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent, which provide that all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent or its designee and the Grantors shall use commercially reasonable efforts to provide that such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon prior written notice to the Administrative Agent.

(b)        All premiums on such insurance shall be paid when due by the Grantors, and, if requested by the Administrative Agent, copies of the policies shall be delivered to the Administrative Agent. If the Grantor fails to obtain any insurance as required by Section 6.5 of the Credit Agreement, the Administrative Agent may obtain such insurance at the Borrowers’ joint and several expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from a

Grantor’s failure to maintain such insurance or pay any premium therefor. All sums disbursed by the Administrative Agent in connection with this Section 5.12 shall be part of the Obligations secured hereby.

(c)       Such Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the occurrence and continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, for making all determinations and decisions with respect thereto and of endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies.

5.13           Change of Name. Such Grantor will not, except upon 5 days’ (or such shorter period as the Administrative Agent may agree in its sole discretion) prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other executed documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its name or (ii) change its jurisdiction of its organization or the location of its chief executive office or sole place of business or postal address from that referred to in Section 4.2 or which was previously notified to the Administrative Agent.

5.14           Excluded Perfection Actions; Administrative Agent Authority. Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents, (i) no Excluded Perfection Actions with respect to any Collateral shall be required and (ii) the Administrative Agent may, in its sole discretion, grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any guarantee by any Loan Party (including extensions beyond the Closing Date or in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date) when it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

ARTICLE VI
EVENTS OF DEFAULT AND REMEDIES

6.1               Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, may exercise any or all of the following rights and remedies:

(i)                 those rights and remedies provided in this Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 6.1(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to an Event of Default;

(ii)               those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers’ lien and any credit bidding) when a debtor is in default under a security agreement;

(iii)             [reserved];

(iv)              without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v)                concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b)                The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)                The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase (including by credit bidding) for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)                Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)                [Reserved].

(f)                 Notwithstanding the foregoing, neither the Administrative Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g)                Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

6.2               Grantor’s Obligations Upon Event of Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a)                assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;

(b)                permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c)                [reserved];

(d)                take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e)                at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

6.3               Grant of Intellectual Property License. Solely for the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article VI at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies after the occurrence and during the continuance of an Event of Default, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

6.4               [Reserved].

6.5               Proceeds to be Turned Over or Received by the Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 7.2 with respect to payments of Accounts, if an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a collateral account established by the Administrative Agent maintained under its sole dominion and control. All such Proceeds while held by the Administrative Agent in such a collateral account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

6.6               Application of Proceeds. If an Event of Default shall have occurred and be continuing, subject to the terms of the Applicable Intercreditor Agreement (if any), at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of Proceeds constituting Collateral in payment of the Obligations in accordance with Section 8.2 of the Credit Agreement.

ARTICLE VII
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

7.1               Account Verification. The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

7.2               Authorization for Administrative Agent to Take Certain Action. (a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Obligations as provided in the Credit Agreement, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted by the Credit Agreement), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables,

(xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that (a) the authorizations in clauses (ii), (iv), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv), and (xvi) of this Section 7.2(a) may only be used by the Administrative Agent after the occurrence and during the continuance of any Default or Event of Default and (b) the authorizations provided in this Section 7.2(a) shall not relieve such Grantor of any of its obligations under this Agreement or under the Credit Agreement.

(b)                All acts of said attorney or designee performed in accordance with this Section 7.2 are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 7.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.

7.3               Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE (WHICH MAY ONLY BE EXERCISED DURING THE CONTINUANCE OF ANY DEFAULT OR EVENT OF DEFAULT) ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY DEFAULT OR EVENT OF DEFAULT, THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

7.4               Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE TO (I) ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (II) A MATERIAL BREACH IN BAD FAITH BY IT OF ITS OBLIGATIONS UNDER THIS AGREEMENT PURSUANT TO A CLAIM INITIATED BY ANY

GRANTOR, IN EACH CASE, AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VIII
GENERAL PROVISIONS

8.1               Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article X, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise out of (i) the gross negligence or willful misconduct of the Administrative Agent or such Secured Party, as applicable, or (ii) a material breach in bad faith by the Administrative Agent or such Secured Party, as applicable, of its obligations under this Agreement pursuant to a claim initiated by any Grantor, in each case, as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

8.2               Limitation on Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.2.

8.3               Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.4               Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be an Obligation payable on written demand.

8.5               Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Section 6.2 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained in the Section referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6               Dispositions Not Authorized. No Grantor is authorized to sell or otherwise Dispose of the Collateral (except as set forth in Section 5.1(d)) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise Dispose of the Collateral (except as set forth in Section 5.1(d)) shall be binding upon the Administrative Agent or the Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

8.7               No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 10.1 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Obligations have been paid in full.

8.8               Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

8.9               Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10           Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, hereunder.

8.11           Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

8.12           Expenses. The Grantors shall reimburse the Administrative Agent for its expenses in accordance with Section 10.5 of the Credit Agreement, the terms of which shall apply as if each Grantor were a Borrower thereunder. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13           Headings. The headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

8.14           Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) the Discharge of Obligations has occurred.

8.15           Entire Agreement. This Agreement, the other Security Documents and the Credit Agreement embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersede all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

8.16           GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)                Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States District Court of the Southern District of New York, and any appellate court from any thereof (and, to the extent necessary to enforce the Secured Parties’ rights under the Loan Documents, courts where Collateral may be located or deemed to be located and any appellate court thereof), in any legal action or proceeding arising out of or relating to any Loan Document, or for recognition and enforcement of any judgment in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court; provided, that nothing contained herein or in any other Loan Document will prevent any Lender or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Grantor in any other forum in which jurisdiction can be established. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Lenders or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Grantors or their respective properties in the courts of any jurisdiction.

(c)                Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.17           WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.18           Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent, the Lenders, their respective affiliates and their respective officers, directors, employees, agents, advisors and controlling persons in accordance with Section 10.5(d) of the Credit Agreement, the terms of which shall apply as if each Grantor were a Borrower, and which indemnification shall, for the avoidance of doubt, include (other than as set forth in clauses (x) and (y) of the first proviso of Section 10.5(d) of the Credit Agreement) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind of nature whatsoever imposed on, incurred by or asserted against the Administrative Agent, the Lenders, their respective affiliates and their respective officers, directors, employees, agents, advisors and controlling persons in any way relating to or arising out of this Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement).

8.19           Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

8.20           Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.21           INTERCREDITOR MATTERS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE ADMINISTRATIVE AGENT FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE APPLICABLE INTERCREDITOR AGREEMENT (BUT ONLY TO THE EXTENT, AND FOR SO LONG AS, SUCH APPLICABLE INTERCREDITOR AGREEMENT IS IN EFFECT). THE REQUIREMENTS OF THIS AGREEMENT TO DELIVER PLEDGED COLLATERAL AND ANY CERTIFICATES, INSTRUMENTS OR DOCUMENTS IN RELATION THERETO OR PROCEEDS THEREOF TO THE ADMINISTRATIVE AGENT OR ANY OBLIGATION WITH RESPECT TO THE DELIVERY, TRANSFER, CONTROL, NOTATION OR PROVISION OF VOTING RIGHTS WITH RESPECT TO ANY COLLATERAL OR INSTRUCTIONS TO ANY OBLIGOR ON ANY RECEIVABLES SHALL BE DEEMED SATISFIED BY THE DELIVERY, TRANSFER, CONTROL, NOTATION OR PROVISION IN FAVOR OF, OR INSTRUCTION AT THE DIRECTION OF, THE APPLICABLE PARTY TO THE APPLICABLE INTERCREDITOR AGREEMENT IN ACCORDANCE WITH THE TERMS OF THE APPLICABLE INTERCREDITOR AGREEMENT (BUT ONLY TO THE EXTENT, AND FOR SO LONG AS, SUCH APPLICABLE INTERCREDITOR AGREEMENT IS IN EFFECT). IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE APPLICABLE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE APPLICABLE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL (BUT ONLY TO THE EXTENT, AND FOR SO LONG AS, SUCH APPLICABLE INTERCREDITOR AGREEMENT IS IN EFFECT).

8.22           Additional Grantors. Each Restricted Subsidiary of the Parent Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Exhibit C. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) by any failure by any Borrower or any Grantor to cause any Restricted Subsidiary of the Parent Borrower to become a Grantor hereunder or (c) by reason of the Administrative Agent’s or any of the other Secured Party’s actions in effecting, or failure to effect, any such joinder, or in releasing any Grantor hereunder, in each case, whether or not notice is given or consent is obtained from any Grantor. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

8.23           Releases. Releases under this Agreement shall be governed by Section 10.14 of the Credit Agreement.

ARTICLE IX
NOTICES

9.1               Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent in accordance with Section 10.2 of the Credit Agreement (with any notice to a Grantor (other than the Parent Borrower) being sent care of the Parent Borrower).

9.2               Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X
THE ADMINISTRATIVE AGENT

Barclays Bank PLC has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Section 9 of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Section 1. Any successor Administrative Agent appointed pursuant to Section 9.9 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Agreement as of the date first above written.

GRANTORS:

ULTRA CLEAN HOLDINGS, INC.,
ULTRA CLEAN TECHNOLOGY SYSTEMS
AND SERVICE, INC.,
QUANTUM GLOBAL TECHNOLOGIES, LLC,
QUANTUM GLOBAL TECHNOLOGIES
HOLDING COMPANY, LLC,
each as a Grantor

By:	/s/ Sheri Savage
	Name:	Sheri Savage
	Title:	Chief Financial Officer

AMERICAN INTEGRATION TECHNOLOGIES LLC,
UCT THERMAL SOLUTIONS, INC.,
each as a Grantor

By:	/s/ Sheri Savage
	Name:	Sheri Savage
	Title:	Treasurer

[Signature Page to Guarantee and Collateral Agreement]

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Chris Walton
	Name:	Chris Walton
	Title:	Director

[Signature Page to Guarantee and Collateral Agreement]

EXHIBIT A

[FORM OF]

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Credit Agreement, dated as of August 27, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ultra Clean Holdings, Inc., a Delaware corporation (the “Company”), the several banks and other financial institutions or entities from time to time parties thereto and Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”) and (ii) that certain Guarantee and Collateral Agreement, dated as of August 27, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Company and certain of its Subsidiaries in favor of the Administrative Agent.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement (including by reference to the Credit Agreement).

The undersigned, the [Chief Financial Officer] of the Company, hereby certifies to the Administrative Agent and each other Secured Party, in respect of the Parent Borrower and each of the other Grantors as follows:

1.       Names.    (a) The exact legal name of each Grantor, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Grantor is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the jurisdiction of formation for each Grantor.

(b)       Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Grantor has had in the past five years, together with the date of the relevant change.

(c)       Set forth in Schedule 1(c) is a list of all other names used by each Grantor, or any other business or organization to which each Grantor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, and on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof.

2.       Current Locations.    (a) The chief executive office of each Grantor is located at the address set forth in Schedule 2(a) hereto.

(b)       With respect to each Grantor, set forth in Schedule 2(b) is the registered office or mailing address of such Grantor.

3.       Real Property. Attached hereto as Schedule 3 is a list of (i) all fee owned real property constituting Material Real Property owned by each Grantor and located in the United States as of the Closing Date, (ii) the exact legal name of the record owner of such Material Real Property, and (iii) the county recorder’s office in which a Mortgage with respect to such real property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

4.       Stock Ownership and Other Equity Interests.    Attached hereto as Schedule 4 is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Grantor and its Subsidiaries constituting Pledged Collateral and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement.

5.       Instruments and Tangible Chattel Paper. Attached hereto as Schedule 5 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Grantor as of the Closing Date, in each case constituting Material Instruments or having a face amount exceeding $5,000,000, as applicable, and required to be pledged and delivered to the Administrative Agent under the Security Agreement.

6.       Intellectual Property.    (a) Attached hereto as Schedule 6(a) is a schedule setting forth all of each Grantor’s United States Patents and Trademarks applied for or registered with the United States Patent and Trademark Office, as applicable, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each such Patent or Trademark owned by each Grantor.

(b)       Attached hereto as Schedule 6(b) is a schedule setting forth all of each Grantor’s United States Copyrights registered with the United States Copyright Office, including the name of the registered owner and the registration number of each Copyright owned by each Grantor.

(c)       Attached hereto as Schedule 6(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses recorded with the United States Patent and Trademark Office or United States Copyright Office, as applicable, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

7.       Commercial Tort Claims. Attached hereto as Schedule 7 is a true and correct list of all Material Commercial Tort Claims held by each Grantor, including a brief description thereof.

8.       Letter-of-Credit Rights. Attached hereto as Schedule 8 is a true and correct list of all Letters of Credit with a fair market value in excess of $5,000,000 issued in favor of each Grantor.

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IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above.

ULTRA CLEAN HOLDINGS, INC.,
a Delaware corporation

By:
Name:
Title:

3

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	State of Formation

4

Schedule 1(b)

Prior Organizational Names

Entity	Prior Legal Name	Date Changed

5

Schedule 1(c)

Changes in Corporate Identity; Other Names

Entity	Prior Legal Name

6

Schedule 2(a)

Chief Executive Offices

Grantor	Address

7

Schedule 2(b)

Registered Office or Mailing Address

Grantor	Address

8

Schedule 3

Real Property

[________]

9

Schedule 4

Stock Ownership and Other Equity Interests

Issuer	Owner	Type of Organization	# of Shares Owned	% of Interest Pledged	Certificate No. (if uncertificated, please indicate)

10

Schedule 5

Instruments and Tangible Chattel Paper

[________]

11

Schedule 6(a)

Patents and Trademarks

Patents

Title	Patent No.	Application No.	Filing Date	Owner

Trademarks

Title	U.S. Registration No.	Registration Date	Owner

12

Schedule 6(b)

Copyrights

[________]

13

Schedule 6(c)

Patent, Trademark and Copyright Licenses

[________]

14

Schedule 7

Commercial Tort Claims

[________]

15

Schedule 8

Letter-of-Credit Rights

[________]

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EXHIBIT B

ADDITIONAL COLLATERAL AMENDMENT

This Additional Collateral Amendment, dated ________________, ___ is delivered pursuant to [Section 5.4] [Section 5.8] of the Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Agreement. The undersigned hereby certifies that the representations and warranties in Article IV of the Agreement are and continue to be true and correct. The undersigned further agrees that this Additional Collateral Amendment may be attached to that certain Guarantee and Collateral Agreement, dated as of August 27, 2018, among Ultra Clean Holdings, Inc., the other Grantors party thereto from time to time, and Barclays Bank PLC, as the Administrative Agent (as amended, restated, amended and restatement, supplemented or otherwise modified from time to time prior to the date hereof, the “Agreement”), and that the Collateral listed on the supplemental information included in the Perfection Certificate attached to this Additional Collateral Amendment shall be and become a part of the Collateral referred to in said Agreement and shall secure all Obligations referred to in the Agreement.

By:
Name:
Title:

[Updated Perfection Certificate]

2

EXHIBIT C to
Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ________________, 20__, made by ______________________________ (the “Additional Grantor”), in favor of BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, ULTRA CLEAN HOLDINGS, INC. (the “Parent Borrower”), the Subsidiary Borrowers (as defined therein) party thereto from time to time, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of August 27, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Parent Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of August 27, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for itself and for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.22 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations of a Guarantor and Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the applicable Schedules to the Perfection Certificate and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment or performance when due of the Obligations, a security interest in all of the Collateral (it being understood that, as provided in the Guarantee and Collateral Agreement, “Collateral” does not include any Excluded Property). The Additional Grantor hereby represents and warrants that (i) each of the representations and warranties contained in Article IV of the Guarantee and Collateral Agreement with respect to itself is true and correct in all material respects (other than in the case of representations qualified by materiality, in which case such representations shall be true and correct) on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date and (ii) when financing statements naming such Additional Grantor as debtor and the Administrative Agent as secured party and providing a description of the Collateral with respect to which such Additional Grantor has purported to grant a security interest hereunder have been filed in the appropriate offices against such Additional Grantor in the locations listed on Annex 1-B hereto, the Administrative Agent will have a fully perfected first priority security interest, subject only to Permitted Liens, in that Collateral of the Additional Grantor in which a security interest may be perfected by filing of an initial financing statement in the appropriate office against such Additional Grantor.1

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

_________________

1 To the extent applicable, such Additional Grantor shall also provide an Additional Collateral Amendment.

2

Annex 1-A to
Assumption Agreement

Supplement to Perfection Certificate

Annex 1-B to
Assumption Agreement

UCC Filing Jurisdictions

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EXHIBIT D to
Guarantee and Collateral Agreement

FORM OF [COPYRIGHT][PATENT][TRADEMARK] SECURITY AGREEMENT

This [COPYRIGHT][PATENT][TRADEMARK] SECURITY AGREEMENT, dated as of _______________, 20__ (as amended, supplemented or otherwise modified from time to time, the “[Copyright][Patent][Trademark] Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below).

WHEREAS, Ultra Clean Holdings, Inc., a Delaware corporation (the “Parent Borrower”) has entered into the Credit Agreement, dated as of August 27, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Subsidiary Borrowers (as defined therein) party thereto from time to time, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), certain other parties and the Administrative Agent;

WHEREAS, in connection with the Credit Agreement the Grantors have entered into the Guarantee and Collateral Agreement, dated as of August 27, 2018 in favor of the Administrative Agent for the benefit of the Secured Parties (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”); and

WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain property, including, without limitation, certain Intellectual Property of the Grantors to the Administrative Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this [Copyright][Patent][Trademark] Security Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

SECTION 2. Grant of Security. Each Grantor hereby pledges and grants to the Administrative Agent for the ratable benefit of the Secured Parties a continuing security interest in and to all of such Grantor’s right, title and interest in the [Copyrights][Patents][Trademarks] listed on Schedule A, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations.

SECTION 3. Recordation. This [Copyright][Patent][Trademark] Security Agreement has been executed and delivered by Grantor for the purpose of recording the grant of security interest herein with the United States [Copyright][Patent and Trademark] Office. Each Grantor authorizes and requests that the [Register of Copyrights/the Commissioner for Patents/the Commissioner for Trademarks] record this [Copyright][Patent][Trademark] Security Agreement.

SECTION 4. Execution in Counterparts. This [Copyright][Patent][Trademark] Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this [Copyright][Patent][Trademark] Security Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this [Copyright][Patent][Trademark] Security Agreement.

SECTION 5. Governing Law. This [Copyright][Patent][Trademark] Security Agreement shall be construed in accordance with and governed by the law of the State of New York

SECTION 6: Conflict Provision. This [Copyright][Patent][Trademark] Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this [Copyright][Patent][Trademark] Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement, as applicable, shall govern.

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IN WITNESS WHEREOF, the undersigned have caused this [Copyright][Patent][Trademark] Security Agreement to be duly executed and delivered as of the date first above written.

[GRANTORS]
as Grantors

By:
Name:
Title:

3

BARCLAYS BANK PLC,
as Administrative Agent

By:
Name:
Title:

4

SCHEDULE A

United States Patents and Patent Applications

Registered owner/ Grantor	Patent Title	Country	Patent No. or Application No.

Exclusive Patent Licenses

United States Trademarks and Trademark Applications

Registered owner/ Grantor	Trademark	Country	Patent No. or Application No.

Exclusive Trademark Licenses

United States Copyright Registrations

Registered owner/ Grantor	Title of Work	Country	Patent No. or Application No.

Exclusive Copyright Licenses

5